

9
10
16
15
21
22
3580
3590
3580
010810
3580 (est)
3980
3990
4000
4010
4020
4050
D
U
Explanation
21122 -- Well Number
4091 -- Elevation Top Tensleep SS; Sea level datum
Contour Interval = 10 ft